EXHIBIT 31.2

CERTIFICATION

I, Louis Salamone, certify that:

1.	I have reviewed this annual report on Form 10-K of Babcock & Wilcox Enterprises, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: March 26, 2024	/s/ Louis Salamone
Louis Salamone
Executive Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer)